Exhibit 3.1

Certificate of Formation

of

Pharmacyclics LLC

This Certificate of Formation of Oxford Amherst LLC (the “Company”), dated March 3, 2015, is being duly executed and filed by Lauren C. Thomas, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act 96 Del.C. § 18-101, et seq.

FIRST.  The name of the limited liability company formed hereby is:

Pharmacyclics LLC

SECOND.  The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.

THIRD.  The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Lauren C. Thomas
Lauren C. Thomas
Authorized Person